Exhibit 99.2

News Release	Corporate Communications 1300 Wilson Boulevard Suite 400 Arlington, Virginia 22209	Phone: 703-412-3231 Fax: 703-412-3220

For Immediate Release

Media Contact:	Investor Contact:

Amanda Covington	Steve Wold
Phone: 703-412-3231	Phone: 952-351-3056
E-mail: amanda.covington@atk.com	E-mail: steve.wold@atk.com

ATK to Adopt Streamlined Three-Group Operating Structure in FY13

ATK will Proactively Address DOD Budget Pressures and Deliver Value to Shareholders

New Defense Group to Strengthen ATK Brand in the Industry, Improve Competitiveness, and Achieve Long-Term Growth through Resource Alignment and Synergies

Arlington, Va., Feb. 2, 2012 — ATK (NYSE: ATK) announced today that it will operate in a three-group structure at the beginning of its Fiscal Year 2013 (FY13).

The new structure will include the Aerospace Group, led by Blake Larson in Magna, Utah; the Defense Group, led by Mike Kahn in Baltimore, Md.; and the Sporting Group, led by Ron Johnson in Anoka, Minn.

“We are committed to creating new products and solutions to address customer priorities at an affordable price, which will support long-term performance in each of our business segments,” said Mark DeYoung, President and CEO. “This structure will allow us to leverage ATK’s agile and innovative capabilities to proactively address the federal budget pressures facing many of our customers, the state of the economy and the increased need to be more competitive, domestically and internationally.”

The Defense Group will integrate the engineering, manufacturing and management excellence of the company’s current Armament Systems and Missile Products groups.

“This new integrated team will strengthen ATK’s brand in the defense industry; deliver improved synergies and cost savings critical to our competitiveness; and achieve long-term growth through resource alignment, investment and an international focus to deliver the company’s strategic priorities,” said DeYoung. “The Defense Group will bring together ATK’s industry-leading capabilities in ammunition, precision and strike weapons, tactical propulsion, and missile warning solutions.”

The Aerospace Group will continue its significant progress in streamlining its core businesses to drive near-term results and long-term growth in solid rocket propulsion systems, advanced materials, satellite structures and launch structures, and positioning for long-term growth in next-generation commercial and military aircraft structures, and small satellite systems.

“Our performance on the Airbus A350 program and the architecture announced by NASA in September 2011 for the Space Launch System provides a solid basis for the Aerospace Group’s future financial performance,” according to DeYoung.

The Sporting Group remains committed to its portfolio of market-leading brands, innovative ammunition, accessories, and individual equipment for sporting, military, personal security, and law enforcement applications.

“A key focus will be growing ATK’s presence in the sport shooting and law enforcement accessories markets,” said DeYoung.

ATK is an aerospace, defense, and commercial products company with operations in 22 states, Puerto Rico, and internationally, and revenues of approximately $4.8 billion.  News and information can be found on the Internet at www.atk.com.

Certain information discussed in this press release constitutes forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Although ATK believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those factors are: changes in governmental spending, budgetary policies and product sourcing strategies; the company’s competitive environment; the terms and timing of awards and contracts; and economic conditions.  ATK undertakes no obligation to update any forward-looking statements. For further information on factors that could impact ATK, and statements contained herein, please refer to ATK’s most recent Annual Report on Form 10-K and any subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with the U.S. Securities and Exchange Commission.

#          #          #